Exhibit 21.1

SOCIETY PASS INC.,

a US, Nevada corporation

Subsidiaries	Jurisdiction
Adactive Media CA Incorporated	US, California
PT Thoughtful Media Indonesia (FKA: PT Wahana Cerita Indonesia)	Indonesia
Thoughtful Media (Malaysia) Pte Ltd	Malaysia
Thoughtful Media (Philippines) Incorporated (FKA: Sopa (Phils) Inc)	The Philippines
Thoughtful Media (Singapore) Pte Ltd (FKA: Hottab Pte Ltd)	Singapore
Thoughtful (Thailand) Co Ltd	Thailand
Thoughtful Media Group Incorporated	US, Nevada
Thoughtful Media Group Co Ltd	Vietnam
Nextgen Retail Incorporated	US, Nevada
Push Delivery Pte Ltd	Singapore
Sopa Technology Co Ltd	Vietnam
Dream Space Trading Co Ltd	Vietnam
New Retails Experience Incorporated	The Philippines
Hottab Co Ltd	Vietnam
Sopa Incorporated	US, Nevada
Sopa Cognitive Analytics Private Limited	India
Society Pass Incorporated	US, Nevada
Sopa Technology Pte Ltd	Singapore
Society Technology LLC	US, Nevada
Gorilla Mobile Pte Ltd	Singapore
Gorilla Networks Pte Ltd	Singapore
Gorilla Networks Co Ltd	Vietnam
Nusatrip International Pte Ltd	Singapore
Nusatrip Malaysia Sdn Bhd	Malaysia
Nusatrip Incorporated	US, Nevada
Nusatrip Singapore Pte Ltd	Singapore
PT Tunas Sukses Mandiri	Indonesia
Vietnam International Travel and Service Joint Stock Company	Vietnam
Mekong Leisure Travel Co Ltd	Vietnam